Exhibit 10.5

AMR Corporation

July 15, 2008

Mr. Thomas W. Horton
4333 Amon Carter Boulevard
Fort Worth, Texas 76155

Re:           Employment Agreement Extension

Dear Tom:

You, AMR Corporation and American Airlines, Inc. are parties (the “Parties”) to an Employment Agreement dated as of March 29, 2006 (the “Employment Agreement”). The Parties have agreed to extend the term of the Employment Agreement and to make other conforming changes as described in this letter.

The Employment Agreement is amended as follows:

1.	In Section 2 of the Employment Agreement, the words “third anniversary” are replaced with the words “sixth anniversary”.

2.
The third and fourth sentences of Section 3(b)(iv) are deleted and replaced with the following:  “The Executive shall be provided with one and one/third additional years of age and service credit for each year worked during the first three years of the Employment Period (for up to a maximum of 3.9 years of additional age and service credit) for all purposes of American’s Supplemental Executive Retirement Program (the “SERP”), all with the effect that the Executive shall be deemed to have served continuously with American since August 1985.  The additional age and service credit under the SERP shall not be provided if the Executive’s employment is terminated by American for Cause or by the Executive without Good Reason during the first three years of the Employment Period.”

Except as expressly amended by this letter, the Employment Agreement shall continue in full force and effect in accordance with its terms.

If you agree that this letter sets forth our understanding with regard to the extension of the term of the Employment Agreement, please sign this letter where indicated below.

AMR CORPORATION

By:_/s/ Gerard J. Arpey

AMERICAN AIRLINES, INC.

      By:_/s/ Gerard J. Arpey

______________________

Agreed to and Accepted:

THOMAS W. HORTON

__________________________                                                                                                Dated: ____________________